EXHIBIT 99.1

Certifcation Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of United Bancshares, Inc. (the "Company") on Form 10Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Evelyn Smalls, Chief Executive Officer of the Company, certify, pusuant to 18 U.S.C.
Section 1350, as adopted pusuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)   The Report fully complies with the requirements of section 13 (a) or 15
      (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Evelyn F. Smalls

Evelyn F. Smalls
Chief Executive Officer
August 14, 2002